Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March 7, 2003 accompanying the financial statements of Integrated Information Systems, Inc. to the Form S-8 registration statement deemed effective November 25, 2002, file Number 33-101450, Form S-8 registration statement deemed effective March 21, 2000, file number 33-32856, and the Form S-8 registration statement deemed effective March 21, 2000, file number 33-32858 of Integrated Information Systems.

/s/ Hein + Associates LLP
-------------------------
HEIN + ASSOCIATES

Phoenix, Arizona
April 7, 2003